UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2024

IDEXX LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(ZIP Code)

207.556.0300

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	IDXX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2024, Brian P. McKeon, Executive Vice President, Chief Financial Officer and Treasurer of IDEXX Laboratories, Inc. (the “Company” or “IDEXX”) notified the Company that he will retire from IDEXX effective June 1, 2025. Mr. McKeon has served as the Company’s Executive Vice President, Chief Financial Officer and Treasurer since January 2014 and was previously a member of the Company’s Board of Directors (the “Board”) from July 2003 through December 2013.

Mr. McKeon will cease serving as the Company’s Chief Financial Officer, Treasurer, principal financial officer and principal accounting officer, effective March 1, 2025, and will serve as Executive Vice President and Special Advisor to the Company from March 1, 2025, until his retirement on June 1, 2025, to help ensure a smooth and seamless transition. Mr. McKeon’s oversight responsibility for the Company’s Water, Livestock, Poultry and Dairy and OPTI Medical businesses will transfer to Michael Lane, the Company’s Executive Vice President and General Manager, Reference Laboratories and Information Technology, effective January 1, 2025.

On November 20, 2024, the Board appointed Andrew Emerson, currently Senior Vice President, Corporate and Companion Animal Group (“CAG”) Finance of the Company, as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective March 1, 2025. In that role, Mr. Emerson will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Emerson, age 41, has served as a Senior Vice President of the Company since January 2024 and a Vice President of the Company from November 2015 to December 2023. Since joining IDEXX in November 2015, he has led the finance organization for the CAG business. In March 2020, he also assumed responsibility for the corporate finance function, including investor relations, treasury, financial planning and analysis and financial reporting.

Prior to joining IDEXX, Mr. Emerson served as Vice President, Finance and Business Unit Controller at Medtronic plc, a global leader in healthcare technology. He joined Medtronic through its acquisition of Covidien plc, a global healthcare technology and medical supplies provider, where he held finance positions of increasing seniority, including Controller for the Advanced Surgical Technologies business unit. He holds a bachelor’s degree in accounting and business management from Northeastern University.

As the Company’s Executive Vice President, Chief Financial Officer and Treasurer, Mr. Emerson will: (i) be paid an annual base salary of $550,000; (ii) participate in the Company’s annual Executive Incentive Plan with a fiscal 2025 target cash bonus of 75% of base salary; (iii) be eligible to receive grants of annual equity awards under the Company’s 2018 Stock Incentive Plan, as amended (the “Plan”), subject to requisite Board approval and the terms and conditions of the Plan and the applicable equity award agreements and in accordance with the Company’s guidelines for his position; and (iv) be entitled to change in control benefits pursuant to a change in control agreement with substantially the same terms and conditions as the current change in control agreement with Mr. McKeon in his capacity as the Company’s chief financial officer, and as more fully described in the “Executive Compensation – Potential Payments Upon Termination or Change in Control – (4) Change in Control” section of the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 27, 2024.

2

There are no arrangements or understandings between Mr. Emerson and any other persons pursuant to which he was appointed to serve as the Company’s Executive Vice President, Chief Financial Officer and Treasurer. Mr. Emerson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, and Mr. Emerson has no family relationships with any director or executive officer of the Company.

Item 7.01	Regulation FD Disclosure.

A copy of the press release dated November 21, 2024 announcing these matters is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)             Exhibits

99.1	Press release entitled “IDEXX Announces CFO Transition” dated November 21, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: November 21, 2024	By:	/s/ Sharon E. Underberg
Sharon E. Underberg
Executive Vice President, General Counsel and Corporate Secretary

4